Appendix D

Fiber Maps by City

Beijing Fiber Map

Chengdu Fiber Map

Chongqing Fiber Map

Dalian Fiber Map

Guangzhou Fiber Map

Hangzhou Fiber Map

Shanghai Fiber Map

Shenzhen Fiber Map

Tianjin Fiber Map

Xian Fiber Map

北京市城区管道光缆路由示意图


N
北四环中路
东四环北路
东四环中路
西三环北路
中关村大街
清华大学

成都市城区管线路由图


N
一环路北二段
一环路北三段
一环路北四段
西体路
电子科技大学
建设北路二段

重庆市城区管道光缆路由图


N


N
沈大干线
引接井
周水子机场
周水子
西北路
机站
西安路
西山机务站
西南路
连山街
大连网管站
旅顺方向
华录集团
大连理工大学
大连基地
图例：
管道全程35.4Km
光缆20.2Km

广州市城区管道路由示意图


人民桥
广州大桥
光缆111.49Km

杭州市城区管线路由图


N
文三路
天目山路
浙江大学
广电厅
环城北路
凤起路
秋涛北路
新城站路
庆春街
杭海路
G10

上海市城区光纤路由图


N
中山东路
西藏中路
图例：

深圳市城区光缆路由示意图


N

天津市城区管道光缆路由图


外环路
东环路
京津塘高速
京津塘高速
红旗路
外环路
复康路
王顶堤
宾水道
新兴路
卫津路
大沽南路
南开大学
天津大学

西安市通信管道示意图



环城东路
长乐路
金花北路
长缨路
兴庆路
交通大学
友谊西路
友谊东路
GTO
武警医院
军区二总站西安站
说明：
管道25Km
光缆30.1Km
N